                                                                    EXHIBIT 5.15

                      STOCK POOLING AND ESCROW AGREEMENT

THIS AGREEMENT made as of the 31/st/ day of July, 1999, among PCSUPPORT.COM INC., a corporation under the laws of the state of Nevada (herein called the "Company"), the persons listed on Schedule A attached hereto (herein called the "Shareholders") and Owen, Bird, (the "Escrow Agent").

     WITNESSES THAT WHEREAS:

A. The Shareholders all hold shares and/or options and warrants to purchase shares in the capital of the Company, as listed on Schedule A attached hereto, and have agreed with each other and with the Company to enter into this pooling and escrow agreement to provide for an orderly disposition of such shares, options and warrants (the "Pooled Securities").

B. David Rowat ("Dave"), Cliff Rowlands, ("Cliff"), Steve Macbeth ("Steve") and Michael McLean ("Mike") are senior officers and employees of the Company.

C. The Escrow Agent has agreed to hold and deal with the certificates for the Pooled Securities in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereby agree as follows:

1. Incorporation of Schedules. The schedules and all terms, covenants, agreements and conditions contained therein are hereby incorporated as an integral part of this Agreement and each of the Shareholders agrees that he will be bound all the provisions thereof.

2. Appointment of Escrow Agent. The Shareholders and the Company hereby appoint the Escrow Agent to hold and deal with the certificates for the Pooled Securities and to act as his attorney and each hereby releases the Escrow Agent from all claims arising out of any action or inaction of the Escrow Agent hereunder except in the event of wilful misconduct or fraud.

3. Deposit of Certificates. Each of the Shareholders herewith delivers to the Escrow Agent and the Escrow Agent hereby acknowledges receipt of:

     a) one or more certificates representing in aggregate the number of the Pooled Securities shown opposite his name on Schedule A attached hereto; and

     b) three executed Gold Medallion stock powers of attorney with signature guaranteed by a bank or registered dealer,

to be held and dealt with in accordance with the terms of this Agreement.

4. No Transfers or Liens. Each Shareholder covenants with the other Shareholders and with the Company that, as long as any of his Pooled Securities are covered by any provision of
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                                      -2-

this Agreement, he will not sell, directly or indirectly, nor grant any security interest of any nature whatsoever in or transfer any rights whatsoever in any of such Pooled Securities.

5. Voting and Other Rights. Notwithstanding the deposit of the Pooled Securities with the Escrow Agent, each Shareholder retains all rights to dividends, rights on dissolution, statutory rights, voting rights and other rights associated with the Pooled Securities and all securities into which the Pooled Securities may be converted or for which they may be exchanged.

6. Reverse Vesting. Dave, Steve and Mike each agree with the other Shareholders and with the Company that if he ceases to be a full-time employee of the Company for any reason whatsoever then the Pooled Securities registered in their names will be subject to re-purchase by the Company at the price of $0.01 per share in accordance with the procedure set out in Schedule B. In the event that there is a change of control of the Company as defined in the Income Tax Act of Canada, then the terms of this Reverse Vesting provision will have no further effect and the Company will have no further ability to repurchase any of the shares held by any of the Shareholders.

7. Pooling. The Shareholders agree that, with the exception of any Pooled Securities re-purchased by the Company in accordance with Schedule B, all the Pooled Securities will be retained by the Escrow Agent in pool (the "Pool") and delivered to the Shareholders only in accordance with the procedure set out in Schedule C.

8. Release From Pool Subject to Reverse Vesting. If a Pooled Security that is released from the Pool continues to be subject to the provisions of paragraph 6 then the certificate representing it will not be delivered to the Shareholder who would otherwise be entitled to it but shall be retained by the Escrow Agent until released in accordance with Schedule B.

9. Sale After Release. Each Shareholder agrees that if he intends to sell any shares which have been in the Pool after such shares are released from the Pool and after such shares are no longer subject to the provisions of paragraph 6 then he will:

    a) give written notice of his intention to the secretary of the Company and to each of the other Shareholders (the "Sale Notice"), including the number of shares he intends to sell and the lowest price at which he is prepared to sell them;

    b) not sell any such shares for at least 10 business days after giving the Sale Notice;

    c) cooperate with the other Shareholders who wish to sell up to the same number of shares as specified in the Sale Notice at the same time and to coordinate such sales such that all Shareholders participating in such sales are able to sell approximately the same number of shares at the same time without causing a material change in the share price of the Company; and

    d) in the event that a Shareholder, upon receiving a Sale Notice, desires to sell a number of shares which is greater than that number in the Sale Notice, such
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                                      -3-

          Shareholder will issue a separate sale notice according to the provisions of this paragraph.

10. The Escrow Agent. The Escrow Agent may at any time deposit all certificates, stock powers of attorney, notices or other documents held pursuant to this Agreement ("Documents") into the Supreme Court of British Columbia and thereafter have no responsibility with respect thereto. The Escrow Agent may resign its position herein on 30 days notice to the Company and the Escrow Agent shall deliver all Documents to any replacement escrow agent on written notice signed by the Company and at least three of the Shareholders provided that the Escrow Agent shall have a lien on Documents for any unpaid fees or disbursements reasonably arising in connection with the performance of its duties hereunder.

11. Fees and Indemnity. The Company will pay the reasonable fees and disbursements of the Escrow Agent in connection with performing its duties and otherwise arising under this Agreement. The Shareholders and the Company hereby unconditionally and irrevocably covenant, jointly and severally, to indemnify the Escrow Agent and save it harmless from all from and against all losses, suits, claims, damages and expenses arising out of, due to or by reason of or pursuant to any action or inaction of the Escrow Agent hereunder except in the event of wilful misconduct or fraud of the Escrow Agent. This indemnity does not require that the Escrow Agent proceed against or exhaust its remedies against the Company or any particular Shareholder and shall survive the bankruptcy, insolvency, dissolution, liquidation or merger of the Company and the Shareholders or any of them.

12. Notices. To be effective, any notice required or permitted under this Agreement shall be in writing and delivered, mailed in Canada by first class pre-paid mail or faxed, as follows:

     a)   If to the Company:

          Suite 280
          4400 Dominion St.,
          Burnaby, B.C.  V5G 4G3
          Fax:  (604) 419 4494
          Attention:  President

     b)   If to a Shareholder:

          To the address for the Shareholder as shown on the Register of Members of the Company
          Fax: to such fax number as each Shareholder may provide to the Company

     c)   If to the Escrow Agent:
          Owen, Bird
          Suite 2900 - 595 Burrard St.,
          Vancouver, BC
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                                      -4-

          Fax:  604  688 2827
          Attention:  Ian Muirhead

13.  Time of the Essence. Time shall be of the essence of this agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

15. Interpretation. In this instrument, unless there is something in the subject matter or the context inconsistent therewith:

     a) words importing the singular include the plural and vice versa, words importing gender include the masculine, feminine and neuter genders and words importing a person include an individual, a body corporate, and a partnership, syndicate and any other unincorporated association of persons;

     b) a reference to a paragraph, subparagraph, clause or schedule means that paragraph, subparagraph or clause in or schedule attached to this instrument;

     c) the words "herein", "hereof", "hereunder", "hereby", "hereto" and similar expressions refer to this instrument generally and not to any particular paragraph, subparagraph, clause or other part or division of this instrument; and

     d) the insertion of titles and headings is for convenience of reference only and shall not affect the interpretation hereof.

16. Enurement. This Agreement shall enure to the benefit of and be binding upon the Shareholders, the Company and the Escrow Agent and their respective personal representatives, estates, successors and assigns.

17. Further Assurances. Each of the parties hereby covenants to execute all further and other documents and instruments and to do all further and other things that may be necessary to implement and carry out the intent of this Agreement including without limitation additional Gold Medallion stock powers of attorney with signature guaranteed by a bank or registered dealer as requested from time to time by the Escrow Agent.
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                                      -5-

18. Amendment. This agreement may be amended only with the unanimous written consent of the Company, Escrow Agent, and the persons comprising the Shareholders who remain as employees of the Company.

     IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date first above written.

PCSUPPORT.COM INC.


Per: ______________________________
     Authorized Signatory

SIGNED, SEALED AND DELIVERED BY         )
STEVE MACBETH in the presence of        )
                                        )
                                        )
___________________________________     )
Name                                    )    __________________________________
                                        )    STEVE MACBETH
                                        )
___________________________________     )
Address                                 )
                                        )
                                        )
___________________________________     )
Occupation                              )
                                        )

SIGNED, SEALED AND DELIVERED BY         )
MICHAEL MCLEAN in the presence of       )
                                        )
                                        )
___________________________________     )    __________________________________
Name                                    )    MICHAEL MCLEAN
                                        )
                                        )
___________________________________     )
Address                                 )
                                        )
                                        )
___________________________________     )
Occupation                              )
                                        )
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                                      -6-

SIGNED, SEALED AND DELIVERED BY         )
CLIFF ROWLANDS in the presence of       )
                                        )
                                        )
___________________________________     )
Name                                    )    ___________________________________
                                        )    CLIFF ROWLANDS
                                        )
___________________________________     )
Address                                 )
                                        )
                                        )
___________________________________     )
Occupation                              )
                                        )

SIGNED, SEALED AND DELIVERED BY         )
DAVID ROWAT in the presence of          )
                                        )
                                        )
___________________________________     )
Name                                    )    ___________________________________
                                        )    DAVID ROWAT
                                        )
___________________________________     )
Address                                 )
                                        )
                                        )
___________________________________     )
Occupation                              )
                                        )

SIGNED, SEALED AND DELIVERED BY         )
ALAN ACKERMAN in the presence of        )
                                        )
                                        )
___________________________________     )
Name                                    )    ___________________________________
                                        )    ALAN ACKERMAN
                                        )
___________________________________     )
Address                                 )
                                        )
                                        )
___________________________________     )
Occupation                              )
                                        )
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                                      -7-

ADVANCED FINANCIAL SERVICES INC.             THE DROMOND GROUP LTD.


Per:_______________________________          Per:______________________________
     Authorized Signatory                        Authorized Signatory
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                                      -8-

                                  SCHEDULE A

                                 SHAREHOLDERS

Name of Shareholder                          No. of Shares    No. of Options and
                                                                   Warrants

Advanced Financial Services Inc.                 576,029             20,000

Alan Ackerman                                    225,000                  0

David Rowat                                      200,000            100,000

Cliff Rowlands                                         0            100,000

Michael McLean                                   312,500             33,333

Steve Macbeth                                    312,500             33,333

The Dromond Group Ltd.                           553,400                  0

Totals                                         2,179,429            286,666
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                                      -9-

                                  SCHEDULE B
                           REVERSE VESTING PROCEDURE


If Dave, Steve or Mike (any one of which, if applicable, is referred to herein as the "Departed Employee") ceases to be a senior officer or full-time employee of the Company for any reason whatsoever then, as of the first day after the date the Departed Employee's employment ceases ("D"), the Company shall have automatically be deemed to have purchased and the Departed Employee shall have automatically be deemed to have sold, as of D and at the price of $0.01 per share, all his right, title and interest in the number (the "Forfeited Number" or "FN") of the Pooled Securities determined in accordance with the following procedures:

1. The maximum that the Forfeited Number can be for a Departed Employee is the number shown below under the heading No. Shares Subject to Reverse Vesting ("N").

2. If D is earlier than the date shown below under the heading Vesting Start Date ("VSD") then the FN = N.

3. If D is later than the number of months shown below under the heading Vesting Period (months) ("m") after VSD then the FN = 0.

4. Otherwise, FN will be determined by the following formula, to the nearest round number, with the value for D being the number of days after VSD:

                             FN = N - D/(30*m)* N

                                  No. Shares                        Vesting
                              Subject to Reverse   Vesting Start    Period
       Name of Shareholder          Vesting            Date         (months)

       David Rowat                  150,000          Sep 1, 1999       27

       Michael McLean               160,000         May 25, 1999       12

       Steve Macbeth                160,000         May 25, 1999       12

5. Each of Dave, Steve and Mike hereby irrevocably appoints the secretary of the Company as his attorney for the purpose of executing any instruments of transfer, waivers and other documents required or expedient to transfer FN shares to the Company if he becomes a Departed Employee.

6. If a certificate held by the Escrow Agent represents both Pooled Securities which are subject to the reverse vesting procedure set out in this Schedule B (the "Reverse Vesting Procedure") and Pooled Securities which are not subject to the Reverse Vesting Procedure then the Escrow Agent will, upon request from the relevant Shareholder, split
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                                      -10-

     such certificate and deliver to the Shareholder certificates for the Pooled Securities which are not subject to the Reverse Vesting Procedure.
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                                      -11-

                                  SCHEDULE C
                               POOLING PROCEDURE

The Escrow Agent will release certificates representing the Pooled Securities, or such of them as remain from time to time after reduction thereof pursuant to Schedule B, from the Pool to the Shareholders as follows:

Shareholder                     Shares/                     Released on
                                Options       25-May-00      25-Nov-00      25-May-01
Alan Ackerman                    225,000         50,000         88,889         86,111

Advanced Financial Services      576,029        100,000        177,778        298,251
                                  20,000         20,000

David Rowat                      200,000        150,000         50,000              -
                                 100,000         50,000         25,000         25,000

Cliff Rowlands                         0              0              0              0
                                 100,000         50,000         25,000         25,000

Steve Macbeth                    312,500        100,000        177,778         34,722
                                  33,333         16,667          8,333          8,333

Mike McLean                      312,500        100,000        177,778         34,722
                                  33,333         16,667          8,333          8,333

Dromond Technologies             553,400        100,000        177,777        275,623

Total                          2,179,429        600,000        850,000        729,429
                                 286,666        153,333         66,667         66,666

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                                      -12-

If any Pooled Securities that would be released to a Releasee pursuant to this Schedule C are at the time subject to the reverse vesting procedure in Schedule B (the "Reverse Vesting Procedure") then the Escrow Agent will not release the certificates for such Pooled Securities to the Shareholder but will retain them as long as they continue to be subject to the Reverse Vesting Procedure and release them from time to time as they cease to be subject to the Reverse Vesting Procedure.

Advanced Financial Services Inc. and The Dromond Group Ltd. hereby agree with the procedures described herein and acknowledge that none of the Pooled Securities will be delivered directly to them.